Exhibit 10.18

PROMISSORY NOTE

US $226,866.14	March 10, 2010

For value received, VIRAL GENETICS, INC., a Delaware corporation (the "Company"), hereby promises to pay to the order of WONDERLAND CAPITAL CORP. (the "Holder"), the principal sum of TWO HUNDRED TWENTY-SIX THOUSAND EIGHT HUNDRED SIXTY-SIX DOLLARS AND FOURTEEN CENTS ($226,866.14), and to pay interest on the outstanding principal amount of this Promissory Note (this "Note"), all as provided for in this Note.

1. Payment of Principal. The outstanding principal amount of this Note shall be due and payable in its entirety on Demand as of the date hereof (the "Maturity Date").

2. Advances. This Note represents amounts previously expended and/or advanced by the Holder in connection with the performance of the services to the Company by the Holder related to the Marketing Services Agreement dated as of October 1, 2007 (the "Advances") which are to be paid by the Company to the Holder pursuant to said Marketing Services Agreement, but have not been paid to the Holder.

3. Payment of Interest. Interest shall accrue on the outstanding principal amount of this Note at a rate of six percent (6%) per annum (calculated on the basis of a year comprised of 12 months of 30 days) from the date of each Advance made by the Holder to which this Note relates. Interest shall accrue and be payable on the Maturity Date.

4. Payments Generally. All amounts payable by the Company shall be paid in legal tender of the United States of America and in immediately available funds by wire transfer to a bank account specified by the Holder. Notwithstanding anything to the contrary set forth herein, in no event may any amount paid by the Company exceed the maximum amount of interest under applicable law. Payment of this Note also may be made by the issuance shares of the Company's common stock at value and a conversion rate of $0.02 per share (the "Conversion Rate"). Notwithstanding anything set forth in the immediately preceding sentence, the Conversion Rate shall be lowered to the lowest price per share at which the Company issues common stock (including, without limitation, by means of the conversion of any security or the issuance of shares under any warrant) as long as this Note is outstanding; provided that the Conversion Rate shall in no instance be less than $0.01 per share. If this Note is paid in shares of the Company's common stock all interest is waived.

5. Events of Default. Upon the occurrence of any of the following events (each an "Event of Default"), the outstanding principal of this Note together with all accrued and unpaid interest shall become automatically due and payable, without notice, demand or protest of any kind or nature, all of which are hereby knowingly and irrevocably waived by the Company:

(a) the Company fails to pay the principal amount of this Note on the Maturity Date; or such breach is not cured within twenty (20) days after written notice of such breach is furnished to the Company by the Holder; or

(b) the Company shall default or breach in its observance or performance of any covenant contained in this Note, on its part to be observed or performed by the Company and such breach is not cured within twenty (20) days after written notice of such breach is furnished to the Company by the Holder; or

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(c) the Company admits its inability to, or fails generally or is generally unable to, pay its debts as such debts become due, or files any petition or action for relief under any bankruptcy, reorganization, insolvency or moratorium law or any other law for the relief of, or relating to, debtors, now or hereafter in effect, or makes a general assignment for the benefit of creditors, or applies for or consents to the appointment of any custodian, receiver, trustee (or other similar official) for the Company any of its properties or assets, or takes any action to authorize any of the actions or events set forth above in this Section 6(c); or

(d) an involuntary petition is filed against the Company (unless such petition is dismissed or discharged within forty-five (45) days after the commencement thereof) under any bankruptcy, reorganization, insolvency or moratorium law or any other similar law now or hereafter in effect, or a custodian, receiver, trustee, assignee for the benefit of creditors (or other similar official) is appointed to take possession, custody or control of the Company or any of its properties or assets and such petition is not dismissed within forty-five (45) days.

6. Waiver of Demand. The Company hereby knowingly and irrevocably waives demand, notice, presentment, protest and notice of dishonor and/or protest in connection with this Note, whether now or hereafter required under applicable law, upon, and with respect to, the acceleration of this Note following the occurrence of an Event of Default.

7. Amendment; Waiver. Any amendment, modification or waiver of any term or provision of this Note shall only be effective if such amendment, modification or waiver is evidenced by an instrument in writing duly executed by each of the Company and the Holder. No waiver by a party of any provision of this Note shall be deemed to be a waiver of any preceding or subsequent breach of the same or similar nature or of any other provision of this Note. No waiver of this Note granted by the Holder shall constitute a continuing waiver. Any waiver shall be limited to the specific instance and purpose for which it is given. Any course of dealing between the Company and the Holder shall not be considered an amendment or modification of this Note or a waiver of any term or provision thereof.

8. Governing Law. This Note shall be governed by and construed and enforced in accordance with the laws of the State of New York, without regard or reference to any of its choice of laws or conflicts of laws principles which would result in the application of the substantive laws of another jurisdiction.

9. Submission to Jurisdiction. Any legal action, suit or proceeding with respect to this Note shall be brought exclusively in the courts of the State of New York or the federal district courts of the United States of America for the Southern District of New York, and, by the execution and delivery of this Agreement, the Company hereby submits for itself and in respect of its property, generally and unconditionally, to the exclusive jurisdiction of the aforesaid courts, and does hereby knowingly and irrevocably waive any objection that the Company may have to the jurisdiction of said courts or, any objection to venue of said courts or any objection based on the grounds of forum non conveniens, which the Company now has or may hereafter have to the bringing of any such action, suit or proceeding in said courts.

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10. WAIVER OF JURY TRIAL. THE COMPANY HEREBY KNOWINGLY AND IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS NOTE OR THE TRANSACTIONS CONTEMPLATED HEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT THE HOLDER HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 10.

11. Costs of Enforcement. The Company shall pay to the Holder, on demand, all costs and expenses (including, without limitation, attorneys' fees and expenses) incurred by the Holder in connection with any action, suit or other proceeding to enforce any right or remedy of the Holder hereunder or under the Security Agreement or any of the Pledge Agreements. All rights and remedies of the Holder shall be cumulative and may be exercised singly or concurrently.

12. Drafting History. In resolving any dispute or controversy arising out of or relating to this Note or in connection with construing any term or provision in this Note, there shall be no presumption made or inference drawn because of the inclusion of a provision not contained in a prior draft or the deletion of a provision contained in a prior draft. The Company and the Holder acknowledge and agree that this Note was negotiated and drafted with each party being represented by competent legal counsel of its choice and with each party having an opportunity to participate in the drafting of the provisions hereof and shall therefore be interpreted and construed as if drafted jointly by the parties and not with any presumption against either of the parties.

13. Assignment. The rights and obligations of the Company and the Holder will be binding upon and inure to the benefit of their respective successors, assigns, heirs, and administrators.

14. Severability. If one or more provisions of this Note is held to be unenforceable under applicable law, such provision(s) shall be excluded from this Note and the balance of the Note shall be interpreted as if such provision(s) were so excluded or amended, so that this Note shall be enforceable in accordance with its terms. It is the intent of the Company and the Holder that this Note be enforced, in accordance with its terms, to the fullest extent permitted by applicable law.

15. Headings. The section headings contained in this Note are inserted herein for the purpose of convenience and reference only and they are not to be given any substantive effect, nor shall they be used or have any effect upon the construction or interpretation of any term or provision hereof

IN WITNESS WHEREOF, this Note has been executed by a duly authorized officer of the Company as of the date of this Note.

VIRAL GENETICS, INC. By: /s/ Haig Keledjian Name: Haig Keledjian Title: President

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